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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-3 of our report dated December 17, 1998, except to the restatement described in Note A, as to which the date is September 11, 2000, relating to the financial statements and financial statement schedule of SatCon Technology Corporation, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

Boston, Massachusetts
October 25, 2000